UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 29, 2009

Progenics Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-23143	13-3379479
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Old Saw Mill River Road, Tarrytown, New York		10591
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code (914) 789-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Wyeth Pharmaceuticals, a division of Wyeth (NYSE:  WYE), with which Progenics Pharmaceuticals, Inc. (Nasdaq:  PGNX) collaborates in the development and commercialization of RELISTOR, has informed Progenics that global net sales of RELISTOR for the current year through the first quarter of 2009 were $1.9 million.  RELISTOR sales are growing from a modest base as Wyeth works to build awareness of its utility in addressing opioid-induced constipation in palliative care and pursues opportunities to expand its use into additional patient settings.  New educational and promotional programs are ongoing, including focused regional initiatives implemented with physicians, caregivers and nurses. To date, RELISTOR has been launched in 19 markets including the U.S., Canada, 14 European Union member states, Australia, Venezuela and Chile.  Launches are planned for 2009 in 13 additional markets, including Spain, Italy, France, Argentina and Brazil, the largest individual markets after the U.S.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                      PROGENICS PHARMACEUTICALS, INC.
                      By:  /s/ ROBERT A. MCKINNEY
                  Robert A. McKinney
                                                              Chief Financial Officer, Senior Vice President,
                                                                  Finance & Operations and Treasurer

Date:  April 29, 2009